UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2012

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 31, 2007, New Aventine, L.L.C. (the “Borrower”), an indirect subsidiary of SHC Aventine II, L.L.C. (in which Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc., has a 53.5% controlling interest), entered into certain loan agreements with Metropolitan Life Insurance Company (“MetLife”) and MetLife Bank, N.A. providing for a mortgage loan in the principal amount of $97,500,000 (the “Loan”). The Loan is secured by, among other things, a deed of trust on the Hyatt Regency La Jolla hotel located in La Jolla San Diego County, California and had a maturity date of September 1, 2012 (the “Original Maturity Date”).

On August 20, 2012, the Borrower and MetLife entered into a letter agreement which effectively amended the Loan (the “Letter Agreement”). Among other things, the Letter Agreement extended the maturity date of the Loan from the Original Maturity Date to November 1, 2012 (the period from the Original Maturity Date to and including October 31, 2012 is referred to herein as the “Extended Term”). In addition, pursuant to the Letter Agreement, during the Extended Term, the Loan bears interest at a new interest rate of 5.6%.

The Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated August 20, 2012, by and between New Aventine, L.L.C. and Metropolitan Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2012

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated August 20, 2012, by and between New Aventine, L.L.C. and Metropolitan Life Insurance Company